SUB-ITEM 77 Q1(d)


SHORT TERM YIELD PORTFOLIO

Below, please find incorporated by reference constituent instruments defining the rights of the holders of any new class of securities:

Amended and Restated Designation of Series of Beneficial Interests in the Registrant, effective as of August 13, 2013 is incorporated herein by reference to Post-Effective Amendment No. 40 to the Registrant's Registration Statement on Form N-1A as filed with the SEC on August 19, 2013 (Accession Number: 0001193125-13-339595)
(File No. 811-10407).







ULTRA SHORT OBLIGATIONS PORTFOLIO






Below, please find incorporated by reference constituent instruments defining the rights of the holders of any new class of securities:

Amended and Restated Designation of Series of Beneficial Interests in the Registrant, effective as of August 13, 2013 is incorporated herein by reference to Post-Effective Amendment No. 40 to the Registrant's Registration Statement on Form N-1A as filed with the SEC on August 19, 2013 (Accession Number: 0001193125-13-339595) (File No. 811-10407).